EXHIBIT 99.1

Spirit Airlines Reports November 2012 Traffic

Miramar, Florida (December 12, 2012) - Spirit Airlines (NASDAQ: SAVE) today reported its preliminary traffic results for November 2012 and year-to-date 2012.
Traffic (revenue passenger miles) in November 2012 increased 28.1 percent versus November 2011 on a capacity (available seat miles) increase of 30.9 percent. Load factor for November 2012 was 83.9 percent, a decrease of 1.8 points as compared to November 2011. Spirit's preliminary completion factor for November 2012 was 99.2 percent.
The following table summarizes Spirit's traffic results for the month and year-to-date ended November 30, 2012 and 2011.

	November 2012	November 2011	Change
Revenue passenger miles (RPMs) (000)	832,575	649,753	28.1%
Available seat miles (ASMs) (000)	992,252	757,900	30.9%
Load Factor	83.9%	85.7%	(1.8) pts
Passenger flight segments	870,274	714,186	21.9%
Average stage length (miles)	940	889	5.7%
Total departures	6,637	5,515	20.3%

	YTD 2012	YTD 2011	Change
Revenue passenger miles (RPMs) (000)	8,768,011	7,320,918	19.8%
Available seat miles (ASMs) (000)	10,287,253	8,523,768	20.7%
Load Factor	85.2%	85.9%	(0.7) pts
Passenger flight segments	9,498,686	7,769,556	22.3%
Average stage length (miles)	905	922	(1.8)%
Total departures	71,619	59,616	20.1%

Fourth Quarter 2012 Guidance

Fourth quarter 2012 estimated average economic fuel cost per gallon (1)	$3.26

Fourth quarter 2012 estimated fuel gallons (thousands)	36,674

Footnotes

(1)
Excludes unrealized mark-to-market (gains) and losses which are comprised of estimated non-cash adjustments to aircraft fuel expense. The Company may have unrealized mark-to-market (gains) or losses in the fourth quarter 2012, but is not yet able to estimate the amount.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs. Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly US carriers. Spirit's all-Airbus fleet currently operates more than 200 daily flights to over 50 destinations within the U.S., Latin America and Caribbean. Visit Spirit at www.spirit.com.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's guidance and estimates for fourth quarter 2012, including expectations regarding revenue, RASM, load factor, and capacity. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

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Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
InvestorRelations@spirit.com
954-447-7920

Media Contacts:
Misty Pinson
Director, Corporate Communications
misty.pinson@spirit.com
954-628-4827/cell 954-918-9432

Manuel Jaquez
Senior Manager Commercial - Latin America
manuel.jaquez@spirit.com
954-628-4898

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